Towerstream Closes Acquisition of One Velocity, Inc.’s Las Vegas

and Reno Business Assets

MIDDLETOWN, R.I., May 19, 2011 (GLOBE NEWSWIRE) -- Towerstream Corporation (Nasdaq:TWER), a leading 4G service provider, completed its acquisition of certain business assets from One Velocity Inc. (“One Velocity”). The acquired business assets include substantially all of One Velocity's customer contracts, network infrastructure, and related assets in the Las Vegas and Reno, Nevada markets.

"We are pleased to close our third acquisition in slightly more than a year," stated Jeff Thompson, Chief Executive Officer.  "Las Vegas represents our first acquisition into a new market and immediately becomes our fifth largest revenue base."

About Towerstream Corporation

Towerstream is a leading 4G service provider in the U.S., delivering high-speed wireless Internet access to businesses. Founded in 2000, the Company has established networks in 11 markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville and the greater Providence area where the Company is based.  For more information, visit our website at www.towerstream.com or follow us on Twitter @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Terry McGovern
Vision Advisors
415-902-3001
mcgovern@visionadvisors.net

MEDIA CONTACT
Matt Calderone
LaunchSquad Public Relations
212-564-3665
towerstream@launchsquad.com